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NEURALSTEM TO RAISE $19.65 MILLION IN REGISTERED DIRECT OFFERING

ROCKVILLE, Maryland, January 3, 2014 – Neuralstem, Inc. (NYSE MKT: CUR) announced today that it has entered into agreements with leading institutional investors for a registered direct placement (the “Offering”) of 6,752,744 shares of common stock at a price of $2.91 per share, resulting in aggregate gross proceeds of $19,650,483.88.

In addition, the Company will issue to each investor a warrant to purchase a number of shares of common stock equal to one-half of the number of shares purchased by the investor in the Offering. The warrants have an exercise price of $3.64 per share, and are exercisable from the issuance date, for a period of five years.

The Offering is expected to close on or about January 8, 2014, subject to satisfaction of customary closing conditions.

T.R. Winston & Company, LLC acted as the exclusive placement agent for the Offering.

The securities described above are being offered pursuant to a shelf registration statement (File No. 333-190936), as amended, which was declared effective by the United States Securities and Exchange Commission ("SEC") on September 13, 2013. This press release shall not constitute an offer to sell or the solicitation of an offer to buy any of the securities described herein, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction. When filed with the SEC, copies of the prospectus supplement and the accompanying base prospectus relating to this offering may be obtained at the SEC's website at www.sec.gov, or by request at T.R. Winston & Company, LLC, 1999 Avenue of the Stars, 25th Floor, Los Angeles, CA 90067.

About Neuralstem

Neuralstem's patented technology enables the production of neural stem cells of the human brain and spinal cord in commercial quantities, and the ability to control the differentiation of these cells constitutively into mature, physiologically relevant human neurons and glial cells. Neuralstem’s NSI-566 spinal cord-derived stem cell therapy is in Phase II clinical trials for amyotrophic lateral sclerosis (ALS), often referred to as Lou Gehrig's disease. Neuralstem has been awarded orphan status designation by the FDA for its ALS cell therapy.

In addition to ALS, the company is also targeting major central nervous system conditions with its NSI-566 cell therapy platform, including spinal cord injury and ischemic stroke. The company has received FDA approval to commence a Phase I safety trial in chronic spinal cord injury.

Neuralstem also maintains the ability to generate stable human neural stem cell lines suitable for systematic screening of large chemical libraries. Through this proprietary screening technology, Neuralstem has discovered and patented compounds that may stimulate the brain's capacity to generate neurons, possibly reversing pathologies associated with certain central nervous system conditions.  The company has completed a Phase I safety trial evaluating NSI-189, its first neurogenic small molecule product candidate, for the treatment of major depressive disorder (MDD). Additional indications might include traumatic brain injury (TBI), Alzheimer's disease, and post-traumatic stress disorder (PTSD).

For more information, please visit www.neuralstem.com or connect with us on Twitter, Facebook and LinkedIn

Cautionary Statement Regarding Forward Looking Information

This news release may contain forward-looking statements made pursuant to the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that such forward-looking statements in this press release regarding potential applications of Neuralstem's technologies constitute forward-looking statements that involve risks and uncertainties, including, without limitation, risks inherent in the development and commercialization of potential products, uncertainty of clinical trial results or regulatory approvals or clearances, need for future capital, dependence upon collaborators and maintenance of our intellectual property rights. Actual results may differ materially from the results anticipated in these forward-looking statements. Additional information on potential factors that could affect our results and other risks and uncertainties are detailed from time to time in Neuralstem's periodic reports, including the annual report on Form 10-K for the year ended December 31, 2012 and the Form 10-Q for the period ended September 30, 2013.

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